UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increases in Officer Salary and Bonus

On July 2, 2015, the Board of Directors (the “ Board “) of Jaguar Animal Health, Inc., a Delaware corporation (the “Company”), upon recommendation of its Compensation Committee, approved an increase in the yearly base salary of (a) Lisa A. Conte, the Company’s Chief Executive Officer and President, to $440,000 (compared to $400,000 prior to such increase); (b) John A. Kallassy, the Company’s Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer, to $286,500 (compared to $245,000 prior to such increase) and (c) Steven R. King, Ph.D., the Company’s Executive Vice President, Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary, to $280,500 (compared to $255,000 prior to such increase), and an adjustment of Mr. Kallassy’s target cash bonus to 35% of his new base salary (compared to 30% of the $245,000 base salary prior to such increase) (together, the “Salary and Bonus Adjustments”).  The target bonus of each of Ms. Conte and Mr. King remains 30% of their respective new base salary.   The Salary and Bonus Adjustments are retroactively effective as of June 15, 2015.

Contingent Options Granted to Officers

On July 2, 2015, subject to stockholder approval, the Board, approved an increase in the number of shares of common stock of the Company authorized for issuance under the Jaguar Animal Health 2014 Stock Incentive Plan (the “Plan”) to an aggregate of 883,333 shares (up from 333,333 or an increase of 550,000 shares). Upon recommendation of its Compensation Committee, the Board authorized the grant of an aggregate of 345,141 options to existing employees, to purchase shares of common stock under the Plan, including to its executive officers as described below, which grants are contingent upon receiving necessary stockholder approval of the increase in the option pool for the Plan (the “Contingent Options”).   The Contingent Options will vest monthly over 3-years such that they are vested in full on the 3-year anniversary of the grant authorization date, have an exercise price of $5.09 per share, and expire 10-years from the grant authorization date.

Executive Officer	Number of Shares
Lisa A. Conte	85,616
John A. Kallassy	49,942
Steven R. King, Ph.D	49,942
Michael L. Hauser, D.V.M.	35,072

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ John A. Kallassy
	Name:	John A. Kallassy
	Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer

Date: July 2, 2015

3